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                                                                      Exhibit 3a




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                           VERIZON COMMUNICATIONS INC.





                              RESTATED CERTIFICATE
                                       OF
                                  INCORPORATION




















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                                October 11, 2000
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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           VERIZON COMMUNICATIONS INC.


          Verizon Communications Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is Verizon Communications Inc., and the name under which the corporation was originally incorporated is Bell Atlantic Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was October 7, 1983.

          2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

          3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full in Exhibit A attached hereto.

          4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

          5. This Restated Certificate of Incorporation shall be effective upon filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, said Verizon Communications Inc. has caused this Certificate to be signed by Marianne Drost, its Senior Vice President, Deputy General Counsel and Corporate Secretary this ____________ day of October, 2000.


                                                     VERIZON COMMUNICATIONS INC.

                                                By _____________________________
                                                   Marianne Drost
                                                   Senior Vice President, Deputy
                                                   General Counsel and Corporate
                                                   Secretary

                                                                       EXHIBIT A



                              RESTATED CERTIFICATE
                                OF INCORPORATION
                                       OF
                           VERIZON COMMUNICATIONS INC.


          1. Corporate Name. The name of the corporation is Verizon
             --------------
Communications Inc. (the "Corporation").

          2. Registered Office. The address of the registered office of the
             -----------------
Corporation is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

          3. Corporate Purpose. The nature of the business of the Corporation or
             -----------------
the purposes of the Corporation to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the "GCL").

          4. Capital Stock.
             -------------

             A. Authorized Shares. The total number of shares of all classes of
                -----------------
stock which the Corporation shall have the authority to issue is 4,500,000,000 shares, of which 4,250,000,000 shares are Common Stock, $.10 par value per share, and 250,000,000 shares Series Preferred Stock, $.10 par value.

             B. Authority of Board to Fix Terms of Series Preferred Stock. The
                ---------------------------------------------------------
Board of Directors of the Corporation is hereby expressly authorized at any time and from time to time to provide for the issuance of all or any shares of the Series Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and to the fullest extent as may now or hereafter be permitted by the GCL, including, without limiting the generality of the foregoing, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same

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or any other class or classes of stock, or other securities or property, of the
Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Unless otherwise provided in such resolution or resolutions, shares of Series Preferred Stock of such class or series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Series Preferred Stock.

     5. Board of Directors of the Corporation.
        -------------------------------------

             A. Responsibilities. The business and affairs of the Corporation
                ----------------
shall be managed under the direction of the Board of Directors.

             B. Number. Subject to the right of the Board of Directors to
                ------
increase or decrease the number of directors pursuant to this Article 5.B., the Board of Directors shall consist of 22 directors. The Board of Directors may increase or decrease the number of directors by the affirmative vote of (a) three-quarters of the entire Board of Directors if the effective date of such increase or decrease is prior to the date on which Raymond W. Smith ceases to be Chairman of the Corporation (hereinafter referred to as the "Retirement Date"), and (b) a majority of the entire Board of Directors if the effective date of the increase or decrease is on or after the Retirement Date.

             C. Elections of Directors. Elections of directors need not be by
                ----------------------
written ballot unless the Bylaws of the Corporation shall so provide.

             D. Nominations for Directors. Except as otherwise permitted in
                -------------------------
Article 5.E., only persons who are nominated in accordance with the procedures established in the Bylaws shall be eligible for election as directors.

             E. Vacancies. Vacancies and newly created directorships may be
                ---------
filled by the Board of Directors, provided that on or prior to the Retirement Date, such action shall be in accordance with the method for the selection of directors set forth in Section 4.16 of the Bylaws.

     6. Bylaws. The Board of Directors is expressly authorized from time to
     ------
time to make, alter or repeal the Bylaws of the Corporation in the manner set forth in the Bylaws from time to time.



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     7. Indemnification.
        ---------------

             A. Indemnification of Authorized Representatives in Third Party
                ------------------------------------------------------------
Proceedings.--The Corporation shall indemnify any person who was or is an
-----------
authorized representative of the Corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the Corporation, or, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

             B. Indemnification of Authorized Representatives in Corporate
                ----------------------------------------------------------
Proceedings.--The Corporation shall indemnify any person who was or is an
-----------
authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation; provided, however, that, except as
                                       --------  -------
provided in this Article 7 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board of Directors; provided further, however, that no
                                      -------- -------  -------
indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

             C. Mandatory Indemnification of Authorized Representatives.--To the
                -------------------------------------------------------
extent that an authorized representative or other employee or agent of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.




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             D.    Determination of Entitlement to Indemnification.--Any
                   -----------------------------------------------
indemnification under section 7(A), (B) or (C) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative or other employee or agent is proper in the circumstances because such person has either met the applicable standard of conduct set forth in section 7(A) or
(B) of this Article or has been successful on the merits or otherwise as set forth in section 7(C) of this Article and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

            (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such third party or corporate proceeding; or

            (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

            (3) by the stockholders.

            E.     Advancing Expenses.--Expenses actually and reasonably
                   ------------------
incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third party or corporate proceeding and within 30 days of receipt by the secretary of the Corporation of (i) an application from such authorized representative setting forth the basis for such indemnification, and
(ii) if required by law at the time such application is made, an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that the authorized representative is not entitled to be indemnified by the Corporation as authorized in this Article. The financial ability of any authorized representative to make a repayment contemplated by this section shall not be a prerequisite to the making of an advance. Expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            F.  Definitions.--For purposes of this Article:
                -----------

            (1) "authorized representative" shall mean any and all directors and officers of the Corporation and any person designated as an authorized representative by the Board of Directors of the Corporation or any officer of the Corporation to whom the Board has delegated the authority to make such designations (which "authorized representative" may, but need not, include any person serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise);

             (2) "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

             (3) "corporate proceeding" shall mean any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor and any investigative proceeding by the Corporation;

             (4) "criminal third party proceeding" shall include any action or investigation which could or does lead to a criminal third party proceeding;

             (5)  "expenses" shall include attorneys' fees and disbursements;

             (6) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

             (7) actions "not opposed to the best interests of the Corporation" shall include without limitation actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

             (8)  "other enterprises" shall include employee benefit plans;

             (9) "party" shall include the giving of testimony or similar involvement;

             (10) "serving at the request of the Corporation" shall include without limitation any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

             (11) "third party proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation.


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

             G. Insurance.--The Corporation may purchase and maintain insurance
                ---------
on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

             H. Scope of Article.--The indemnification of authorized
                ----------------
representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

             I. Reliance on Provisions.--Each person who shall act as an
                ----------------------
authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article. Any repeal or modification of the provisions of this Article 7 by the stockholders of the Corporation shall not adversely affect any right or benefit of a director existing at the time of such repeal or modification.

             J. Severability.--If this Article 7 or any portion thereof shall be
                ------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each authorized representative of the Corporation as to expenses, judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this
Article 7 that shall not have been invalidated, by the GCL or by any other applicable law.

          8. Duty of Care. A director of the Corporation shall not be liable to
             ------------
the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of the provisions of this
Article 8 by the stockholders of the Corporation shall not adversely affect any right or benefit of a director of the Corporation existing at the time of such repeal or modification.

          9. Board Consideration of All Relevant Factors. The Board of Directors
             -------------------------------------------
of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to (i) all relevant factors, including without limitation the social, legal, environmental and economic effects on employees, customers, suppliers and other affected persons, firms and corporations and on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located and on any of the businesses and properties of the Corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (ii) the consideration being offered, not only in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern.

          10. Unanimous Consent of Stockholders in Lieu of Meeting. Any action
              ----------------------------------------------------
required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote to take such action at any annual or special meeting of stockholders of the Corporation and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings or meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to unless, within 60 days of the earliest dated consent delivered in the manner required in this section to the Corporation, written consents signed by the holders of all of the outstanding stock entitled to vote to take such action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

          11. Amendments. The Corporation reserves the right to amend, alter,
              ----------
change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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